Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: Bill Austin

Thursday, August 28, 2008

(713) 651-4300

KEY ENERGY SERVICES EXPANDS TO EASTERN HEMISPHERE

Houston, Texas, August 28, 2008 - Key Energy Services, Inc. (NYSE:KEG) announced today that it has agreed to invest approximately $35 million in Geostream Services Group (“Geostream”) in exchange for a fifty percent (50%) equity interest in the company. Geostream, which is headquartered in Moscow, provides drilling and workover services and sub-surface engineering and modeling in the Russian Federation. Key also has the right to purchase the other 50% of the equity interests of Geostream at a future date. Geostream will use the capital invested by Key to purchase drilling and other equipment to expand its business and service offerings.

Dick Alario, Key’s Chairman and CEO, commented, “This investment is another step in our plan to expand Key’s international business.  The Russian market is one of the fastest growing oilfield services markets in the world and we are excited to enter this partnership with a well-respected service company like Geostream. This company’s management, under the leadership of Dr. Boris Levin, has many years of oil and gas industry experience, is well known in the Russian oilfield services industry, and its client list includes both Russian and international oil & gas companies.  Dr. Levin’s prior success with U.S. investors in this market gives us great confidence that we have found the right partner for our expansion into the Eastern Hemisphere.”

Key’s investment in Geostream is contingent upon the approval of a Russian Federation regulatory authority.  Upon receipt of regulatory approval, Key will invest approximately $18 million for a 26% equity interest in Geostream.  The remaining investment of approximately $17 million is expected to occur in the first quarter of 2009, increasing Key’s total ownership to 50% of Geostream.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

Certain statements contained in this news release constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will not receive required Russian Federation regulatory approval for the investment in Geostream Services Group; economic and political risks of doing business in the Russian Federation, including, among other things, foreign currency risks, risks of expropriation, confiscatory taxation or nationalization of assets, governmental policies limiting investments by and returns to foreign investors, restrictive governmental regulation and bureaucratic delays, and risks that the Company may be unable to enforce agreements relating to the investment in Geostream Services Group; risk that the Company will be unable to successfully negotiate an acceptable purchase price for acquiring the interests of the remaining stockholders; risks affecting the ability of the Company to achieve projected revenues for the investment; and risks affecting the demand for Geostream Service Group’s services in Russia, including changes in general economic conditions, declines in commodity prices, declines in capital spending by customers which could affect the ability to place new rigs in the market..  . Readers should also refer to the section entitled “Risk Factors” in the 2007 Annual Report on Form 10-K filed February 29, 2008 for a discussion of risks to which the Company is subject. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.